Exhibit 10.1

COMMONWEALTH BIOTECHNOLOGIES, INC.

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT is made as of March 28, 2008, by and between Commonwealth Biotechnologies, Inc., a Virginia corporation (the “Company”), and Venturepharm Laboratories Limited, a Cayman Islands limited company (the “Stockholder”).

As of the date hereof, the Stockholder has agreed to acquire, subject to, among others, applicable regulatory approvals, 2,150,000 shares of the Company’s common stock, without par value per share (the “Purchased Shares”), from PharmAust Limited, an Australian limited company in a private transaction. In connection with such purchase, the Stockholder entered into a letter agreement with the Company pursuant to which the Company agreed to provide the Stockholder certain registration rights related to the Purchased Shares.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Demand Registrations.

(a) Requests for Registration. At any time after the date that is the second anniversary of the date of this Agreement, the Stockholder may request registration under the Securities Act of 1933, as amended (the “Securities Act”), of all or any portion of the Purchased Shares on an applicable Securities and Exchange Commission (the “SEC”) form. Such registration requested pursuant to this Section 1(a) is referred to herein as the “Demand Registration.” The request for a Demand Registration shall specify the number of Purchased Shares requested to be registered. The Stockholder shall be entitled to request one Demand Registration in which the Company shall pay all Registration Expenses (as defined below). A registration shall not count as the Demand Registration until it has become effective.

(b) Priority on Demand Registration. The Company shall not include in the Demand Registration any securities other than Purchased Shares without the prior written consent of the Stockholder. If the Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Purchased Shares and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Purchased Shares and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Purchased Shares the number of Purchased Shares requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering.

(c) Restrictions on Demand Registration. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for the Demand Registration if the Company’s Board of Directors determines in its reasonable good faith judgment that the

Demand Registration would reasonably be expected to have a material adverse effect on any planned merger, acquisition or similar transaction; provided that in such event, the Stockholder shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as the permitted Demand Registration hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay the Demand Registration hereunder only once in any twelve-month period.

(d) Selection of Underwriters. The Stockholder shall have the right to select the investment banker(s) and manager(s) to administer the Demand Registration.

2. Registration Procedures. Whenever the Stockholder shall request that any Purchased Shares be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Purchased Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC one or more registration statements with respect to such Purchased Shares and use commercially reasonable efforts to cause such registration statements to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Stockholder copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) notify the Stockholder of the effectiveness of a registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Stockholder set forth in such registration statement;

(c) furnish to the Stockholder such number of copies of a registration statement, each amendment and supplement thereto, the prospectus included in a registration statement (including each preliminary prospectus) and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of the Purchased Shares owned by the Stockholder;

(d) use its best efforts to register or qualify such Purchased Shares under such other securities or blue sky laws of such jurisdictions as the Stockholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholder to consummate the disposition in such jurisdictions of the Purchased Shares owned by the Stockholder (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify the Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in a registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Stockholder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Purchased Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) cause all such Purchased Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Purchased Shares covered by a registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure NASDAQ authorization for such Purchased Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Purchased Shares with the NASD;

(g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Stockholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Purchased Shares;

(h) make available for inspection by the Stockholder, any underwriter participating in any disposition pursuant to a registration statement and any attorney, accountant or other agent retained by the Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholder, underwriter, attorney, accountant or agent in connection with a registration statement, subject to the agreement of such person to maintain the confidentiality of all confidential information of the Company;

(i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in a registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(j) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Stockholder reasonably requests; and

(k) provide such reasonable assistance in the marketing of the Purchased Shares as is customary of issuers in primary underwritten public offerings (including participation by its senior management in “road shows”).

3. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any special audits or “cold comfort” letters required by or incident to such performance), compliance, premiums and other costs of policies of insurance purchased by the Company at its option against liabilities arising out of the public offering of such Registrable Shares, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. The Stockholder shall bear any underwriting discounts, spreads and commissions and shall bear any costs, fees and disbursements of accountants and counsel retained by it.

4. Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by law, the Stockholder, its stockholders, members, managers, officers and directors and each person who controls the Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Stockholder expressly for use therein or by the Stockholder’s failure to deliver a copy of a registration statement or prospectus or any amendments or supplements thereto after the Company has furnished the Stockholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholder.

(b) In connection with any registration statement in which the Stockholder is participating, the Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in a registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Stockholder.

(c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

6. Miscellaneous.

(a) The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Stockholder in this Agreement.

(b) This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c) The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Stockholder to include such Purchased Shares in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Purchased Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(d) Any person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(e) The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Stockholder.

(f) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing, however, this Agreement is not assignable without the prior written consent of both parties hereto.

(g) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i) The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(j) The corporate law of the Commonwealth of Virginia shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia. In furtherance of the foregoing, the internal law of the Commonwealth of Virginia shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(k) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the following addresses:

Commonwealth Biotechnologies, Inc.

601 Biotech Drive

Richmond, VA 23235

Attention: Richard J. Freer, Ph.D.

With copies to:

Kaufman & Canoles, P.C.

Three James Center, 12th Floor

1051 East Cary Street

Richmond, Virginia 23219

Attention: Bradley A. Haneberg, Esquire

Venturepharm Laboratories Limited

Venturepharm Towers

No. 3 Jinzhuang

Si Ji Qing, Haidian District

Beijing 10089, People’s Republic of China

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(l) The obligations of the Stockholder hereunder are subject to the condition that the Stockholder shall have obtained all necessary approvals under the Rules Governing the Listing of Securities on the Growth Enterprise Market of the Stock Exchange of Hong Kong Limited and any other regulatory approvals.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Richard J. Freer, Ph.D.
Name:	Richard J. Freer, Ph.D.
Title:	Chief Operating Officer

VENTUREPHARM LABORATORIES LIMITED

By:	/s/ William Xia Guo
Name:	William Xia Guo
Title:	Director